Exhibit 31.1

CERTIFICATION

I, Dr. John Todd, certify the following:

1.	I have reviewed this Report of Form 10-QSB of Protokinetix, Inc. (the “Company”);

2.
Based on my knowledge, this Report of Form 10-QSB does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Report of Form 10-QSB;

3.
Based on my knowledge, the financial statements, and other financial information included in this Report of Form 10-QSB, fairly present in all material respects the financial condition, results of operations and cash flows of the Company as of, and for, the periods presented in this Report of Form 10-QSB;

4.	I am responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the Company and I have done the following:

a.
designed such disclosure controls and procedures to ensure that material information relating to the Company is made known to us by others within the Company, particularly during the period in which this Report of Form 10-QSB is being prepared;

b.	evaluated the effectiveness of the Company’s disclosure controls and procedures as of a date within 90 days prior to the filing date of this Report of Form 10-QSB (the “Evaluation Date”); and

c.	presented in this Report of Form 10-QSB our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5. I have disclosed, based on our most recent evaluation, to the Company’s auditors and the audit committee of the Company’s board of directors:

d.
all significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data and have identified for the Company’s auditors any material weaknesses in internal controls; and

e.	any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls; and

5.
I have indicated in this Report of Form 10-QSB whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

May 16, 2006	/s/ Dr. John Todd By: Dr. John Todd Its: President